Exhibit 99.1

United States Oil Fund, LP

Monthly Account Statement

For the Month Ended February 28, 2022

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$137,006,855
Realized Gain (Loss) on Swap Contracts	12,416,881
Unrealized Gain (Loss) on Market Value of Commodity Futures	58,584,305
Dividend Income	32,003
Interest Income	61,172
ETF Transaction Fees	9,000
Total Income (Loss)	$208,110,216

Expenses
General Partner Management Fees	$905,825
Professional Fees	166,623
Brokerage Commissions	58,486
Directors' Fees and insurance	65,319
NYMEX License Fee	30,194
Total Expenses	$1,226,447
Net Income (Loss)	$206,883,769

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 2/1/22	$2,514,353,447
Additions (3,200,000 Shares)	208,810,743
Withdrawals (2,400,000 Shares)	(157,831,896)
Net Income (Loss)	206,883,769

Net Asset Value End of Month	$2,772,216,063
Net Asset Value Per Share (41,123,603 Shares)	$67.41

To the Limited Partners of United States Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended February 28, 2022 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Oil Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596